Exhibit 10.1

AMENDED AND RESTATED
SPIRIT REALTY CAPITAL, INC.  AND SPIRIT REALTY, L.P.
2012 INCENTIVE AWARD PLAN

PERFORMANCE SHARE AWARD GRANT NOTICE

Spirit Realty Capital, Inc., a Maryland corporation, (together with its successors and assigns, the “Company”), pursuant to the Amended and Restated Spirit Realty Capital, Inc. and Spirit Realty, L.P. 2012 Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the individual listed below (the “Participant”), in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, a Performance Share Award (the “Performance Shares”).  Each Performance Share represents the right to receive one share of Common Stock (as defined in the Plan) upon the achievement of certain performance goals (the “Shares”).  This award is subject to all of the terms and conditions set forth herein and in the Performance Share Award Agreement attached hereto as Exhibit A (the “Performance Share Award Agreement”) and the Plan, each of which are incorporated herein by reference.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Performance Share Award Grant Notice (the “Grant Notice”) and the Performance Share Award Agreement.

Participant:
Grant Date:
Target Number of Performance Shares:
Performance Period:
Performance Goals:

Except as otherwise set forth in the Performance Share Award Agreement, the Participant is eligible to receive Shares based upon the Company’s attainment, during the Performance Period, of the Performance Goals set forth in Sections 2.2 and 2.3 of the Performance Share Award Agreement.

Termination:	Except as otherwise set forth in the Performance Share Award Agreement, the Participant shall forfeit all Performance Shares upon the Participant’s termination of employment prior to the End Date.

By his or her signature and the Company’s signature below, the Participant agrees to be bound by the terms and conditions of the Plan, the Performance Share Award Agreement and this Grant Notice.  The Participant has reviewed the Performance Share Award Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Performance Share Award Agreement and the Plan.  The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator of the Plan upon any questions arising under the Plan, this Grant Notice and/or the Performance Share Award Agreement.  In addition, by signing below, the Participant also agrees that the Company or any Affiliate shall satisfy any withholding obligations in accordance with Section 3.5 of the Performance Share Award Agreement by withholding shares of Common Stock otherwise issuable to the

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Participant in connection with the vesting or payment of the Performance Shares, unless otherwise determined by the Committee.

Notwithstanding anything to the contrary contained herein, in consideration of the grant of this award, the Participant agrees that this Award and any payments hereunder will be subject to forfeiture and/or repayment to the extent provided for in the Spirit Compensation Clawback Policy, as in effect from time to time, if it is determined in accordance with the policy that a Restatement or event of Misconduct (each, as defined in such policy) has occurred.

SPIRIT REALTY CAPITAL, INC.:	PARTICIPANT:
By: Print Name: _________________________ Title: _________________________ Address:2727 N. Harwood, Suite 300 Dallas, TX 75201	By: Print Name: _________________________ Address:

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EXHIBIT A
TO PERFORMANCE SHARE AWARD GRANT NOTICE

PERFORMANCE SHARE AWARD AGREEMENT

Pursuant to the Performance Share Award Grant Notice (the “Grant Notice”) to which this Performance Share Award Agreement (this “Agreement”) is attached, Spirit Realty Capital, Inc., a Maryland corporation (together with its successors and assigns, the “Company”), has granted to the Participant a performance share award (the “Performance Shares”) under the Amended and Restated Spirit Realty Capital, Inc. and Spirit Realty, L.P. 2012 Incentive Award Plan, as amended from time to time (the “Plan”).

Article 1.
GENERAL

1.1Defined Terms.  Wherever the following terms are used in this Agreement they shall have the meanings specified below, unless the context clearly indicates otherwise.  Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

(a)“Cause” shall mean “Cause” as defined in, and determined under, the Participant’s Employment Agreement, dated as of _____________, as amended (the “Employment Agreement”).

(b)“Commencement Date” shall mean ___________.

(c)“Common Stock Price” shall mean, as of a particular date, the Fair Market Value of a share of Common Stock on that date.

(d)“Disability” shall mean, notwithstanding the definition contained in the Plan, “Disability” as defined in, and determined under, the Employment Agreement.

(e)“Dividend Equivalents Period” shall mean the period commencing on the Commencement Date and ending on the day immediately preceding the date on which the Shares underlying the Performance Shares are issued to the Participant pursuant to Section 2.7 hereof.

(f)“End Date” shall mean ______________.

(g)“Good Reason” shall mean “Good Reason” as defined in, and determined under, the Employment Agreement.

(h)“Maximum TSR” shall mean, with respect to the Performance Period, Total Shareholder Return of the Company equal to or in excess of the 80th percentile (as determined in accordance with standard statistical methodology) of the range of total shareholder returns during the Performance Period of the constituent companies included in the Peer Group, calculated in a manner consistent with TSR calculation methodology under this Agreement.

(i)“Minimum TSR” shall mean, with respect to the Performance Period, Total Shareholder Return of the Company equal to the 25th percentile (as determined in accordance with standard statistical methodology) of the range of total shareholder returns during the Performance Period of the constituent companies included in the Peer Group, calculated in a manner consistent with TSR calculation methodology under this Agreement.

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(j)“Peer Group” shall mean the Company’s peer group set forth on Exhibit B; provided, however, that if a constituent company in the Peer Group ceases to be actively traded, due, for example, to merger or bankruptcy or the Administrator otherwise reasonably determines that it is no longer suitable for the purposes of this Agreement, then the Administrator in its reasonable discretion may select a comparable company to be added to the Peer Group for purposes of making the total shareholder return comparison required by Section 2.2 hereof meaningful and consistent across the relevant measurement period.

(k)“Performance Goals” shall mean the total shareholder return goals described in Section 2.2(b) hereof (including TSR, the Minimum TSR, Target TSR and Maximum TSR) and Section 2.2(c) hereof, each of which shall be measured with respect to the Performance Period.

(l)“Performance Period” shall mean the period beginning on the Commencement Date and ending on the Valuation Date.

(m)“Performance Share Award Change in Control” shall mean, notwithstanding the definition of “Change in Control” in the Plan, the occurrence of any of the following events:

(i)A transaction or series of transactions (other than an offering of Shares to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, the Partnership or any Subsidiary, an employee benefit plan maintained by any of the foregoing entities or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(ii)The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (A) a merger, consolidation, reorganization, or business combination, (B) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (C) the acquisition of assets or stock of another entity, in each case, other than a transaction:

(I)Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(II)After which no person or group beneficially owns voting securities representing fifty percent (50%) or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 1.1(m)(ii)(II) as beneficially owning fifty percent (50%) or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(iii)Approval by the Company’s stockholders of a liquidation or dissolution of the Company.

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(n) “Qualifying Termination” means a termination of employment due to death or Disability, or by the Company without Cause or by the Participant for Good Reason or a non-extension by the Company of the Employment Term (as defined in the Employment Agreement).

(o)“Share Value” shall mean (i) for the Commencement Date Share Value, the closing trading price of a share of Common Stock on the principal exchange on which such shares are then traded for the trading day immediately preceding the Commencement Date and (ii) for any other  particular date, the average of the closing trading prices of a share of Common Stock on the principal exchange on which such shares are then traded for each trading day during the sixty (60) consecutive trading days ending on the applicable date; provided, however, that in the event that a Performance Share Award Change in Control occurs prior to the End Date, Share Value shall mean the price per share of Common Stock paid by the acquirer in the Performance Share Award Change in Control transaction.

(p)“Target TSR” shall mean, with respect to the Performance Period, Total Shareholder Return of the Company equal to the 55th percentile (as determined in accordance with standard statistical methodology) of the range of total shareholder returns during the Performance Period of the constituent companies included in the Peer Group, calculated in a manner consistent with TSR calculation methodology under this Agreement.

(q)“Total Shareholder Return” or “TSR” shall mean the Company’s compound annual total shareholder return for the Performance Period, calculated based on the Share Value as of the Commencement Date as the beginning stock price and the Share Value as of the Valuation Date as the ending stock price, and otherwise in accordance with the total shareholder return calculation methodology used in the MSCI US REIT Index (and, for the avoidance of doubt, assuming the reinvestment of all dividends paid on Common Stock).  Additionally, as set forth in, and pursuant to, Section 3.4 hereof, appropriate adjustments to the Total Shareholder Return shall be made to take into account all stock dividends, stock splits, reverse stock splits and the other events set forth in Section 3.4 hereof that occur prior to the Valuation Date.

(r)“Valuation Date” shall mean the earliest to occur of (i) the End Date, (ii) the date on which a Performance Share Award Change in Control occurs or (iii) the date a Qualifying Termination occurs.

1.2Incorporation of Terms of Plan.  The Performance Shares are subject to the terms and conditions of the Plan, which are incorporated herein by reference.  Except as expressly indicated herein, in the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

Article 2.
PERFORMANCE SHARES AND DIVIDEND EQUIVALENTS

2.1Grant of Performance Shares.  In consideration of the Participant’s past and/or continued employment with or service to the Company or an Affiliate and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company grants to the Participant an award of Performance Shares (this “Award”) as set forth in the Grant Notice, upon the terms and conditions set forth in the Plan and this Agreement.

2.2Performance-Based Right to Payment.

(a)Except in the event of a Qualifying Termination during the Performance Period, the vesting of the Participant’s Performance Shares and the issuance of Shares with respect thereto is

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contingent on the attainment of the Performance Goals.  Accordingly, subject to Section 2.4 hereof, the Participant shall not become entitled to payment with respect to the Performance Shares subject to this Agreement unless and until the Administrator determines whether and to what extent the Performance Goals have been attained and the Performance Shares have vested.  Upon such determination by the Administrator and subject to the provisions of the Plan and this Agreement, the Participant shall be entitled to vesting and payment of that portion of the Performance Shares as corresponds to the Performance Goals attained (as determined by the Administrator in its sole discretion) as set forth in Sections 2.2(b) - (d) and 2.3 hereof.

(b)Subject to the Participant’s continued employment with the Company from the Grant Date through the Valuation Date and further subject to Sections 2.2(c), 2.2(d), and 2.3 - 2.5 hereof, the number of Performance Shares that vest shall be determined as of the Valuation Date, based on the Company’s Total Shareholder Return, as follows:

(i)If, as of the Valuation Date, the Company’s TSR with respect to the Performance Period is less than the Minimum TSR, then no Performance Shares shall vest and the Performance Shares shall thereupon be forfeited.

(ii)If, as of the Valuation Date, the Company’s TSR with respect to the Performance Period is equal to the Minimum TSR, then 66.7% of the Target Number of Performance Shares set forth on the Grant Notice shall vest.

(iii)If, as of the Valuation Date, the Company’s TSR with respect to the Performance Period is equal to the Target TSR, then 100% of the Target Number of Performance Shares set forth on the Grant Notice shall vest.

(iv)If, as of the Valuation Date, the Company’s TSR with respect to the Performance Period is equal to the Maximum TSR, then 250% of the Target Number of Performance Shares set forth on the Grant Notice shall vest.

(v)If the Company’s Total Shareholder Return is between the Minimum TSR and the Target TSR or between the Target TSR and the Maximum TSR, then the number of Performance Shares that shall vest in accordance with this Section 2.2(b) shall be determined by means of linear interpolation.

(c)Notwithstanding anything to the contrary contained in Section 2.2(b) hereof, and subject to Sections 2.2(d) and 2.3 - 2.5 hereof, the number of Performance Shares that vest hereunder shall be adjusted as follows:

(i)If, as of the Valuation Date, the Company’s TSR with respect to the Performance Period is equal to or less than 0%, then the number of Performance Shares that vest and become payable hereunder shall equal the number of Performance Shares that would have otherwise vested pursuant to Section 2.2(b) hereof, multiplied by 80%.

(ii)If, as of the Valuation Date, the Company’s TSR with respect to the Performance Period is greater than 0% and less than 10%, then the number of Performance Shares that vest and become payable hereunder shall equal the number of Performance Shares that would have otherwise vested pursuant to Section 2.2(b) hereof, multiplied by a percentage between 80% and 120%, determined using straight line interpolation between the two levels.

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(iii)If, as of the Valuation Date, the Company’s TSR with respect to the Performance Period is greater than 10% and less than 14.7%, then the number of Performance Shares that vest and become payable hereunder shall equal the number of Performance Shares that would have otherwise vested pursuant to Section 2.2(b) hereof, multiplied by a percentage between 120% and 150%, determined using straight line interpolation between the two levels.

(iv)If, as of the Valuation Date, the Company’s TSR with respect to the Performance Period is equal to or greater than 14.7%, then the number of Performance Shares that vest and become payable hereunder shall equal the number of Performance Shares that would have otherwise vested pursuant to Section 2.2(b) hereof, multiplied by 150%.

(d)For the avoidance of doubt, the maximum number of Performance Shares that shall vest and become payable hereunder shall be equal to 375% of the Target Number of Performance Shares set forth on the Grant Notice and no additional Performance Shares above 375% of the Target Number of Performance Shares set forth on the Grant Notice shall vest if the Company’s TSR exceeds the Maximum TSR.  Examples of the calculations under this Section 2.2 are attached hereto as Exhibit C and hereby incorporated into this Agreement.

2.3Performance Share Award Change in Control.  Notwithstanding any contrary provision of this Agreement, in the event that (i) a Performance Share Award Change in Control occurs at any time prior to the End Date, (ii) the Participant remains continuously employed as of immediately prior to such Performance Share Award Change in Control and (iii) this Award is not continued, converted, assumed or replaced by the surviving or successor entity in such Performance Share Award Change in Control in an equitable manner approved by the Board or the Committee in good faith, the number of Performance Shares that vest and become payable hereunder shall be equal to the greater of (i) 100% of the Target Number of Performance Shares set forth on the Grant Notice or (ii) the number of Performance Shares determined pursuant to Section 2.2 hereof, based on the Company’s achievement of the Performance Goals as of the date on which the Performance Share Award Change in Control occurs.

2.4Termination.  In the event that the Participant experiences a Qualifying Termination prior to the End Date, then the greater of (i) 100% of the Target Number of Performance Shares set forth on the Grant Notice or (ii) the number of Performance Shares determined pursuant to Section 2.2 hereof, based on the Company’s achievement of the Performance Goals as of the date that the Qualifying Termination occurs shall vest and become payable hereunder as of the termination date, and no additional Performance Shares shall vest or become payable thereafter.

2.5Forfeiture.

(a)Termination of Employment.  In the event that the Participant experiences a termination of employment during the Performance Period that is not a Qualifying Termination, all of the Performance Shares which have not vested under Sections 2.2 or 2.3 as of the date of such termination shall thereupon automatically be forfeited by the Participant as of the date of termination and the Participant’s rights in any such unvested Performance Shares and such portion of the Award, including without limitation any Dividend Equivalents (as defined below) relating to unvested Performance Shares, shall thereupon lapse and expire.

(b)Failure to Achieve Performance Goals.  Except as otherwise provided in Sections 2.3 and 2.4 above, any outstanding Performance Shares that do not vest in accordance with this Agreement due to the failure by the Company to achieve the Performance Goals as of the Valuation Date shall automatically be forfeited by the Participant immediately following the Valuation Date, and the

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Participant’s rights in any such Performance Shares and such portion of the Award, including without limitation any Dividend Equivalents, shall thereupon lapse and expire.

2.6Dividend Equivalents.  This award of Performance Shares is granted in tandem with a Dividend Equivalents award (“Dividend Equivalents”), which Dividend Equivalents shall remain outstanding from the Grant Date until the earlier of the payment or forfeiture of the Performance Shares.  Pursuant to the Dividend Equivalents, the Participant shall be entitled to receive a cash payment in an amount equal to the aggregate dividends declared by the Company with a record date that occurs during the Dividend Equivalents Period that would have been payable to the Participant had the Participant held a number of Shares on such record date equal to of the number of Performance Shares that vest in accordance with Sections 2.2, 2.3 and 2.4 hereof (if any).  The Dividend Equivalents shall be subject to all of the provisions of this Agreement which apply to the Performance Shares with respect to which they have been granted and shall vest and be payable, if at all, at the time and to the extent that the underlying Performance Shares vest and become payable.  Dividend Equivalents shall not be payable on any Performance Shares that do not vest, or are forfeited, pursuant to the terms of this Agreement.  The Dividend Equivalents and any amounts that may become payable in respect thereof shall be treated separately from the Performance Shares and the rights arising in connection therewith for purposes of Code Section 409A.

2.7Payment of Shares.  As soon as administratively practicable following the vesting of any Performance Shares pursuant to Sections 2.2, 2.3 and 2.4 hereof, but in no event later than sixty (60) days after such vesting date (for the avoidance of doubt, this deadline is intended to comply with the “short term deferral” exemption from Section 409A of the Code), the Company shall deliver to the Participant a number of Shares equal to the number of Performance Shares subject to this Award that vest on the applicable vesting date (either by delivering one or more certificates for such Shares or by entering such Shares in book entry form, as determined by the Administrator in its sole discretion), provided that any such payment made pursuant to Section 2.3 above in the event of a Performance Share Award Change in Control shall be made or deemed made immediately preceding and effective upon the occurrence of such Performance Share Award Change in Control such that the Shares under Section 2.3 above shall be able to participate in the Performance Share Award Change in Control on the same basis as other shareholders of the Company.

2.8Rights as Stockholder.  Except as otherwise set forth in Section 2.7 above, the holder of the Performance Shares shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of the Performance Shares and any Shares underlying the Performance Shares and deliverable hereunder unless and until such Shares shall have been issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).

Article 3.
OTHER PROVISIONS

3.1Administration.  The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules.  Without limiting the generality of the foregoing, all determinations, interpretations and assumptions relating to the calculation and payment of the Performance Shares (including, without limitation, determinations, interpretations and assumptions with respect to TSR and shareholder returns) shall be made by the Administrator.  All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon the Participant, the Company and all other interested persons.  No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Performance Shares.

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3.2Grant is Not Transferable.  During the lifetime of the Participant, the Performance Shares may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the Performance Shares have been issued.  Neither the Performance Shares nor any interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

3.3Binding Agreement.  Subject to the limitation on the transferability of the Performance Shares contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

3.4Adjustments Upon Specified Events.  This Award, the Performance Shares and the Dividend Equivalents may be subject to adjustments pursuant to Section 13.2 of the Plan in connection with the occurrence of certain events relating to the shares of the Common Stock. In addition, appropriate and equitable adjustments to the Total Shareholder Return (or TSR) shall be made, in the sole discretion of the Administrator, to take into account all stock dividends, stock splits and reverse stock splits that occur prior to the Valuation Date.  The Participant acknowledges that this Award, the Performance Shares and the Dividend Equivalents are subject to amendment, modification and termination in certain events as provided in this Agreement and Section 13.2 of the Plan.

3.5Tax Withholding.  The Company or its Affiliates shall be entitled to require a cash payment (or to elect, or permit the Participant to elect, such other form of payment determined in accordance with Section 11.2 of the Plan) by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to the grant, vesting or payment of the Award (including any Dividend Equivalents).  With respect to any tax withholding relating to the Award, unless otherwise determined by the Administrator, the Company or its Affiliates shall withhold, or cause to be withheld, Shares otherwise vesting or issuable under the Award having a Fair Market Value equal to the sums to be withheld.  The number of Shares which may be so withheld shall be limited to the number of Shares which have a Fair Market Value on the date of withholding no greater than the aggregate amount of such liabilities based on the maximum statutory withholding rates in the applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income.  Notwithstanding any other provision of this Agreement, the Company shall not be obligated to deliver any certificate representing Shares to the Participant or the Participant’s legal representative or to enter any such Shares in book entry form unless and until the Participant or the Participant’s legal representative, as applicable, shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of the Participant resulting from the grant or vesting of the Award or the issuance of Shares hereunder.

3.6Conditions to Delivery of Shares.  The Shares deliverable under this Award may be either previously authorized but unissued Shares, treasury Shares or Shares purchased on the open market.  Such Shares shall be fully paid and nonassessable.  The Company shall not be required to issue or deliver any Shares under this Award prior to fulfillment of the conditions set forth in Section 11.4 of the Plan.

3.7Ownership Limits.  To ensure compliance with the Common Stock Ownership Limit, the Aggregate Stock Ownership Limit (each as defined in the Company’s charter, as amended from time to time), any other provision of Section 6.2.1(a) of the Company’s charter, and/or Applicable Law and for

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other proper purposes, the Company may issue appropriate “stop transfer” and other instructions to its transfer agent with respect to the Performance Shares.

3.8Not a Contract of Service Relationship.  Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue to serve as an Employee or other service provider of the Company or any of its Affiliates or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of the Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or an Affiliate and the Participant.

3.9Governing Law.  The laws of the State of Arizona shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

3.10Conformity to Securities Laws.  The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and Applicable Law.  Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Award (including any Dividend Equivalents) is granted, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by Applicable Law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

3.11Amendment, Suspension and Termination.  To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Award (including any Dividend Equivalents) in any material way without the prior written consent of the Participant.

3.12Notices.  Any notice to be given under the terms of this Agreement shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to the Participant shall be addressed to the Participant at the Participant’s last address reflected on the Company’s records.  Any notice shall be deemed duly given when sent via email (to the Secretary or to the Participant at the Participant’s Company email address or such other email provided by the Participant) or when sent by reputable overnight courier or by certified mail (return receipt requested) through the United States Postal Service.

3.13Successors and Assigns.  The Company or any Affiliate may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company and its Affiliates.  Subject to the restrictions on transfer set forth in Section 3.2 hereof, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

3.14Section 409A.  Neither the Performance Shares nor the Dividend Equivalents are intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”).  However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that the Performance Shares or the Dividend Equivalents (or, in each case, any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify the Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement,

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or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate either for the Performance Shares and/or Dividend Equivalents to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

3.15Entire Agreement.  The Plan, the Grant Notice,  this Agreement (including all Exhibits thereto, if any) and the Employment Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and its Affiliates and the Participant with respect to the subject matter hereof.

3.16Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, then the Plan, the Award (including any Dividend Equivalents) and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule.  To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.17Limitation on the Participant’s Rights.  Participation in the Plan confers no rights or interests other than as herein provided.  This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust.  The Plan, in and of itself, has no assets.  The Participant shall have only the rights of a general unsecured creditor of the Company and its Affiliates with respect to amounts credited and benefits payable, if any, with respect to the Shares issuable hereunder.

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Exhibit 10.1

EXHIBIT B
TO PERFORMANCE SHARE AWARD GRANT NOTICE

PEER GROUP

Realty Income Corporation	W.P. Carey, Inc.
National Retail Properties, Inc.	EPR Properties
STORE Capital Corporation	Lexington Realty Trust
VEREIT, Inc.	Agree Realty Corporation
Essential Properties Realty Trust, Inc.

B-1

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Exhibit 10.1

EXHIBIT C

TO PERFORMANCE SHARE AWARD GRANT NOTICE

MODIFIER EXAMPLES

Example 1.If, as of the Valuation Date, the Company’s relative and absolute TSR with respect to the Performance Period are equal to the 50th percentile and 4% CAGR, respectively, then the number of Performance Shares that vest and become payable hereunder shall be the target number of shares granted, multiplied by the percentage earned under the relative TSR Performance Share program, further multiplied by the absolute TSR modifier percentage, equaling ________shares.

(Target Shares Granted) * (Relative TSR Performance Payout) * (Absolute TSR Modifier) = Shares Earned

______ * [((50th percentile – 25th percentile) / (55th percentile – 25th percentile)) * (100% - 66.7%) + 66.7%] * [((4% - 0%) / (10%-0%)) * (120% - 80%) + 80%] = Shares Earned

_______ * 94.5% * 96.0% = _________

Example 2.If, as of the Valuation Date, the Company’s relative and absolute TSR with respect to the Performance Period are equal to the 60th percentile and 7% CAGR, respectively, then the number of Performance Shares that vest and become payable hereunder shall be the target number of shares granted, multiplied by the percentage earned under the relative TSR Performance Share program, further multiplied by the absolute TSR modifier percentage, equaling _______ shares.

(Target Shares Granted) * (Relative TSR Performance Payout) * (Absolute TSR Modifier) = Shares Earned

__________ * [((60th percentile – 55th percentile) / (80th percentile – 55th percentile)) * (250% - 100%) + 100%] * [((7% - 0%) / (10% - 0%)) * (120% - 80%) + 80%] = Shares Earned

____________ * 130.0% * 108.0% = ____________

Example 3.If, as of the Valuation Date, the Company’s relative and absolute TSR with respect to the Performance Period are equal to the 70th percentile and 10% CAGR, respectively, then the number of Performance Shares that vest and become payable hereunder shall be the target number of shares granted, multiplied by the percentage earned under the relative TSR Performance Share program, further multiplied by the absolute TSR modifier percentage, equaling ___________ shares.

(Target Shares Granted) * (Relative TSR Performance Payout) * (Absolute TSR Modifier) = Shares Earned

____________ * [((70th percentile – 55th percentile) / (80th percentile – 55th percentile)) * (250% - 100%) + 100%] * [((10% - 0%) / (10% - 0%)) * (120% - 80%) + 80%] = Shares Earned

__________ * 190.0% * 120.0% = ___________

Example 4.If, as of the Valuation Date, the Company’s relative and absolute TSR with respect to the Performance Period are equal to the 80th percentile and 13% CAGR, respectively, then the number of Performance Shares that vest and become payable hereunder shall be the target number of shares granted, multiplied by the percentage earned under the relative TSR Performance Share program, further multiplied by the absolute TSR modifier percentage, equaling _________ shares.

(Target Shares Granted) * (Relative TSR Performance Payout) * (Absolute TSR Modifier) = Shares Earned

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_________ * [((80th percentile – 55th percentile) / (80th percentile – 55th percentile)) * (250% - 100%) + 100%] * [((13% - 10%) / (14.7% - 13%)) * (150% - 120%) + 120%] = Shares Earned

__________ * 250.0% * 139.1% = __________

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